                              ASSET PURCHASE AGREEMENT

                                      BETWEEN

                          OZO DIVERSIFIED AUTOMATION, INC.

                                        AND

                                JOT AUTOMATION, INC.

                                  NOVEMBER 4, 1998

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                                  TABLE OF CONTENTS

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                                                                                  Page
ARTICLE I
     Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.1    Sale and Purchase of Assets. . . . . . . . . . . . . . . . . . .1
     Section 1.2    Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.3    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.4    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.5    Assumption of Liabilities. . . . . . . . . . . . . . . . . . . .2
     Section 1.6    Seller Employees; Noncompetition . . . . . . . . . . . . . . . .2
     Section 1.7    Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Section 1.8    Seller's Instruments of Transfer; Further Assurances . . . . . .3
     Section 1.9    Purchaser's Instruments of Transfer; Further Assurances. . . . .4
     Section 1.10   Certain Contracts. . . . . . . . . . . . . . . . . . . . . . . .5
ARTICLE II
     Representations and Warranties of Purchaser . . . . . . . . . . . . . . . . . .5
     Section 2.1    Incorporation and Good Standing. . . . . . . . . . . . . . . . .5
     Section 2.2    Authorization and Validity . . . . . . . . . . . . . . . . . . .5
     Section 2.3    No Violation . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Section 2.4    Consents and Regulatory Compliance . . . . . . . . . . . . . . .5
     Section 2.5    Financial Information. . . . . . . . . . . . . . . . . . . . . .6
     Section 2.6    Finder's Fee . . . . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE III
     Representations and Warranties of Seller. . . . . . . . . . . . . . . . . . . .6
     Section 3.1    Incorporation and Good Standing. . . . . . . . . . . . . . . . .6
     Section 3.2    Corporate Records. . . . . . . . . . . . . . . . . . . . . . . .6
     Section 3.3    Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . .6
     Section 3.4    Authorization and Validity . . . . . . . . . . . . . . . . . . .6
     Section 3.5    Reports and Financial Statements . . . . . . . . . . . . . . . .6
     Section 3.6    Financial Information. . . . . . . . . . . . . . . . . . . . . .7
     Section 3.7    Title; Leased Assets . . . . . . . . . . . . . . . . . . . . . .7
     Section 3.8    Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Section 3.9    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Section 3.10   No Violation . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Section 3.11   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Section 3.12   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Section 3.13   Compliance with Laws; Regulatory Compliance. . . . . . . . . . .9
     Section 3.14   Finder's Fees. . . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 3.15   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 3.16   Accuracy of Information Furnished. . . . . . . . . . . . . . . .9
     Section 3.17   Condition of Assets and Equipment. . . . . . . . . . . . . . . .9
     Section 3.18   Customers. . . . . . . . . . . . . . . . . . . . . . . . . . . .9

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     Section 3.19   Pricing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 3.20   Product Warranties . . . . . . . . . . . . . . . . . . . . . . .9
     Section 3.21   Burdensome Obligations . . . . . . . . . . . . . . . . . . . . 10
     Section 3.22   Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 3.23   Intellectual Property Rights.. . . . . . . . . . . . . . . . . 10

ARTICLE IV
     Purchaser's Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 4.1    Consummation of Agreement. . . . . . . . . . . . . . . . . . . 10
     Section 4.2    Retention of Records . . . . . . . . . . . . . . . . . . . . . 11
     Section 4.3    Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE V
     Seller's Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 5.1    Delivery of Assets.. . . . . . . . . . . . . . . . . . . . . . 11
     Section 5.2    Business Operations. . . . . . . . . . . . . . . . . . . . . . 11
     Section 5.3    Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 5.4    Shareholder Approval; Proxy Materials. . . . . . . . . . . . . 12
     Section 5.5    Material Change. . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 5.6    Approvals of Third Parties . . . . . . . . . . . . . . . . . . 12
     Section 5.7    Hiring Employees . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 5.8    Employee Compensation. . . . . . . . . . . . . . . . . . . . . 12
     Section 5.9    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 5.10   Mortgages, Liens . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 5.11   Changes in Inventory . . . . . . . . . . . . . . . . . . . . . 13
     Section 5.12   No Disclosure or Negotiation with Others . . . . . . . . . . . 13
     Section 5.13   Noncompetition Agreement . . . . . . . . . . . . . . . . . . . 13
     Section 5.14   Information for Tax Returns. . . . . . . . . . . . . . . . . . 13

ARTICLE VI
     Purchaser's Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . . 14
     Section 6.1    Representations and Warranties . . . . . . . . . . . . . . . . 14
     Section 6.2    Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 6.3    Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 6.4    Officer's Certificate. . . . . . . . . . . . . . . . . . . . . 14
     Section 6.5    Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 6.7    No Material Adverse Change . . . . . . . . . . . . . . . . . . 14
     Section 6.8    Due Diligence. . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 6.9    Employee Agreements and the Consulting Agreement . . . . . . . 14
     Section 6.10   Tax Certificate. . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 6.11   Instruments of Transfer. . . . . . . . . . . . . . . . . . . . 15

ARTICLE VII
     Seller's Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 7.1    Representations and Warranties . . . . . . . . . . . . . . . . 15
     Section 7.2    Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . 15

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     Section 7.3    Shareholder Approval . . . . . . . . . . . . . . . . . . . . . 15
     Section 7.4    Employee Agreements and the Consulting Agreement . . . . . . . 15
     Section 7.5    Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 7.6    Officer's Certificate. . . . . . . . . . . . . . . . . . . . . 15
     Section 7.7    Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 7.8    Instruments of Transfer. . . . . . . . . . . . . . . . . . . . 16

ARTICLE VIII
     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Section 8.1    Seller's Indemnity . . . . . . . . . . . . . . . . . . . . . . 16
     Section 8.2    Purchaser's Indemnity. . . . . . . . . . . . . . . . . . . . . 16
     Section 8.3    Conditions of Indemnification. . . . . . . . . . . . . . . . . 17
     Section 8.4    Indemnification Limitation . . . . . . . . . . . . . . . . . . 17
     Section 8.5    Remedies Not Exclusive . . . . . . . . . . . . . . . . . . . . 18

ARTICLE IX
     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 9.1    Termination by Purchaser . . . . . . . . . . . . . . . . . . . 18
     Section 9.2    Termination by Seller. . . . . . . . . . . . . . . . . . . . . 18

ARTICLE X
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 10.1   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 10.2   Assignment and Denial of Third Party Rights. . . . . . . . . . 18
     Section 10.3   Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     Section 10.4   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 19
     Section 10.5   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 10.6   Costs, Expenses and Legal Fees . . . . . . . . . . . . . . . . 20
     Section 10.7   Severability . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 10.8   Specific Performance . . . . . . . . . . . . . . . . . . . . . 20
     Section 10.9   Survival of Representations, Warranties and Covenants. . . . . 20
     Section 10.10  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 10.11  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 10.12  Counterparts; Facsimile Execution. . . . . . . . . . . . . . . 21
     Section 10.13  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     Section 10.14  Public Announcements . . . . . . . . . . . . . . . . . . . . . 21
     Section 10.15  Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . 21

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                                       (iii)

                                      SCHEDULES

SCHEDULE 1.1        Assets

SCHEDULE 1.2        Excluded Assets

SCHEDULE 1.5        Assumed Contracts and Product Warranties

SCHEDULE 1.6        Employees

SCHEDULE 3.18       List of Seller's Customers

SCHEDULE 3.19       List of Pricing Schedules

SCHEDULE 5.2        Debts of Seller


                                       EXHIBITS

EXHIBIT 6.3         Form of Seller's Opinion

EXHIBIT 7.5         Form of Purchaser's Opinion

                                       (iv)

                               ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of November 4, 1998 is made by and between OZO Diversified Automation, Inc., a Colorado corporation ("Seller"), and JOT Automation, Inc., a Texas corporation ("Purchaser").

                                 W I T N E S S E T H:

     WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of Seller's assets relating to its automated routing and depaneling business (the "Business"), on the terms and subject to the conditions and limitations set forth herein.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:


                                      ARTICLE I
                                  PURCHASE AND SALE

     SECTION 1.1 SALE AND PURCHASE OF ASSETS. (a) Subject to and upon the terms and conditions contained herein, at the Closing (as defined below), Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from Seller, all of Seller's assets and properties of every kind and nature, real, personal or mixed, tangible or intangible, wherever situated, that relate to the Business as they exist as of the Closing Date (as defined below), including, without limitation, those assets identified in SCHEDULE 1.1 hereto (the "Assets").

     (b) In the event that Purchaser, for a period of one (1) year following the Closing Date, terminates the Business and abandons the Assets, Purchaser shall provide written notice to Seller at least 30 days prior to such termination and abandonment.

     SECTION 1.2 EXCLUDED ASSETS. The foregoing definition of the Assets shall specifically exclude those assets identified in SCHEDULE 1.2 hereto (the "Excluded Assets").

     SECTION 1.3 CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to ARTICLE IX, and subject to the satisfaction or waiver of the conditions set forth in ARTICLES VI and VII, the closing of the transactions contemplated by this Agreement (the "Closing") shall be deemed to be effective as of January 2, 1999, unless another such date is agreed upon in writing by the parties hereto (the "Closing Date"). The Closing shall take place at 10:00 a.m., local time, on the Closing Date at the offices of Jenkens & Gilchrist, a Professional Corporation, at 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, or at such other time and place as shall be mutually agreed to by the parties.

     SECTION 1.4 PURCHASE PRICE. The total purchase price for the Assets (the "Purchase Price") shall be Nine Hundred Twenty Thousand Dollars ($920,000) less a non-refundable amount equaling Eight Thousand One Hundred Fifty Dollars ($8,150.00) previously tendered in good faith by Purchaser to Seller on September 25, 1998, pursuant to the terms of the Letter of Intent executed by Purchaser and Seller on such date. The Purchase Price shall be paid to Seller at the Closing by cashier's check. In addition to the payment of the Purchase Price to Seller, Purchaser also agrees to assume the Assumed Obligations (as defined below).

     SECTION 1.5 ASSUMPTION OF LIABILITIES. Except (i) Seller's accounts payable generated in the ordinary course of business that have been incurred prior to Closing and that will become due after Closing; (ii) for any contracts or agreements relating to the Business that will be assigned and/or assumed by Purchaser (the "Assumed Contracts"), each of which are identified in SCHEDULE 1.5; (iii) as set forth in SECTION 4.3 with respect to payroll obligations and certain employee vacation and sick leave pay and (iv) for those domestic and international product warranties which are identified in
SCHEDULE 1.5 (collectively, the "Assumed Obligations"), Purchaser shall not assume or agree to pay, perform or discharge any liabilities or obligations of Seller of the Assets or the Business, whether accrued, absolute, contingent or otherwise, including without limitation, liabilities based on or arising out of or in connection with (a) any defects in products manufactured or sold by Seller, (b) any implied or express warranties relating to such products, or (c) any pension or other benefit liability relating to Seller's employees which may be hired by Purchaser.

     SECTION 1.6 SELLER EMPLOYEES; NONCOMPETITION. (a) Effective as of the Closing Date, Purchaser shall offer employment to the employees of Seller listed on SCHEDULE 1.6 (the "Employees"). If the Employees accept such offers, Purchaser will employ those Employees on terms and conditions not substantially less favorable than those applicable to their employment by Seller prior to the Closing Date, provided certain of the Employees, each of whom are designated in SCHEDULE 1.6 with an asterisk, execute employment, nondisclosure and confidentiality and noncompetition agreements, dated as of the Closing Date, between such Employee and Purchaser (the "Employee Agreements") within seven (7) days of the date of this Agreement. Seller shall not, for a period of at least 18 months following Closing, employ or offer employment to Employees who have accepted Purchaser's offers of employment under this SECTION 1.6 unless such Employees have received the written consent of Purchaser prior to such offer. Effective as of the Closing, Seller shall release each of the Employees hired by Purchaser from all employment, noncompete and nondisclosure agreements relating to their employment with Seller.

     (b) For a period of time beginning on the Closing Date and continuing for ninety (90) days thereafter (the "Transition Period"), each of those Employees designated in SCHEDULE 1.6 with an asterisk may continue to provide certain defined employment services to Seller. The provision of such employment services to Seller, as fully described in their respective Employee Agreements, shall in no manner or effect hinder such Employees' employment with Purchaser.

     (c)  During the Transition Period, those Employees not referred to in
SECTION 1.6(b) above shall, upon receiving written consent from Purchaser, have the opportunity to provide employment related services to Seller. The provision of such services shall in no manner or effect hinder such Employees' employment with Purchaser.

     (d) Brantley J. Halstead, an employee of Seller as of the Closing Date, will provide certain defined consulting services to Purchaser pursuant to the terms and conditions of that certain Consulting Agreement, dated as of the Closing Date, by and among Mr. Halstead, Purchaser and

Seller (the "Consulting Agreement"). The parties thereto shall enter into and execute the Consulting Agreement within seven (7) days of the date of this Agreement; however, the Consulting Agreement shall not become effective unless the transactions contemplated by this Agreement are consummated at Closing.

     SECTION 1.7 LEASE. (a) Effective as of the Closing Date, Seller shall assign to Purchaser the lease agreement (the "Lease") for the real property and improvements (the "Real Estate") .

     (b) During the Transition Period, Purchaser shall provide to Seller reasonable access to the Real Estate for the purposes of (i) removing the Excluded Assets from the premises; (ii) allowing Seller to transfer its continuing operations, including all non-Business related records and corporate documentation of Seller, to a new facility; (iii) allowing the employees of Seller to effect items (i) and (ii) above and (iv) providing the Employees described in SECTION 1.6(b) and SECTION 1.6(c) with a work environment during the Transition Period; provided, however, that any activities conducted under this SECTION 1.7(b) shall not hinder, in any manner, the operations of Purchaser.

     (c) Seller shall pay to Purchaser rent in the amount of $200.00 per month for the duration of the Transition Period for the use of the Real Estate during the Transition Period, as described in SECTION 1.7(b) above. Additionally, any expenses incurred by Seller in connection with the use of the Real Estate during the Transition Period not related to the Business, including, but not limited to: telephone expenses, long distance expenses, mail expenses, utility expenses and general office expenses, shall be reimbursed by Seller to Purchaser at the end of the Transition Period.

     SECTION 1.8 SELLER'S INSTRUMENTS OF TRANSFER; FURTHER ASSURANCES. In order to consummate the transactions contemplated by this Agreement, the following documents shall be delivered by Seller to Purchaser at the Closing:

     (a)  a Bill of Sale covering the Assets;

     (b) an assignment of the Lease for the Real Estate to Purchaser, executed and delivered by Seller;

     (c)  releases from any existing employee agreements contemplated by
SECTION 1.6;

     (d) true, correct and complete copies of Seller's Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of Colorado;

     (e) a certificate of the Secretary of State of Colorado, dated as of a recent date, duly certifying as to the existence and good standing of Seller as a corporation under the laws of Colorado;

     (f) written instruments evidencing all consents necessary for Seller to consummate the transaction contemplated hereby, including consents relating to the assignment of the Lease of the Real Estate and the assignment of the Assumed Contracts;

     (g) a certificate duly executed by the President of Seller that certifies (i) the due adoption by the Board of Directors of Seller of corporate resolutions, which shall be attached to such certificate, authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated by this Agreement and such other agreement and documents; and (ii) that the copy of the Bylaws of Seller provided by Seller, which shall be attached to such certificate, is a true and correct copy of such Bylaws and that such Bylaws are in full force and effect;

     (h) original copies of all Assumed Contracts and all amendments, supplements or modifications thereto, together with original written assignments thereof to Purchaser, where applicable;

     (i) all of Seller's business records to the extent such records constitute a part of the Assets;

     (j)  possession of the Assets;

     (k) releases from all liens and encumbrances affecting the Assets, executed and filed by the lienholders thereof;

     (l) an agreement not to compete with Purchaser as described in SECTION 5.13; and

     (m)  such other documents as Purchaser may reasonably request.

     At the Closing, and at all times thereafter as may be necessary, Seller shall execute and deliver to Purchaser such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Assets and to comply with the purposes and intent of this Agreement.

     SECTION 1.9 PURCHASER'S INSTRUMENTS OF TRANSFER; FURTHER ASSURANCES. In order to consummate the transactions contemplated by this Agreement, the following shall be delivered by Purchaser to Seller at the Closing:

     (a) the Purchase Price, in cash, by cashier's check or by wire transfer of immediately available funds;

     (b) that certain Licensing Agreement, dated as of the Closing Date, between Seller and Purchaser (the "Licensing Agreement") granting to Seller the limited right to utilize certain of the Assets for certain defined purposes. The Licensing Agreement shall be executed within seven (7) days of the date of this Agreement; however, the Licensing Agreement shall not become effective unless the transactions contemplated by this Agreement are consummated at Closing; and

     (c) a certificate duly executed by the President of Purchaser that certifies (i) the due adoption by the Board of Directors of Purchaser of corporate resolutions, which shall be attached to such certificate, authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated by this Agreement and such other agreements and documents.

     At the Closing, and at all times thereafter as may be reasonably necessary, Purchaser shall execute and deliver to Seller such other instruments as shall be reasonably necessary or appropriate to comply with the purposes and intent of this Agreement.

     SECTION 1.10 CERTAIN CONTRACTS. Notwithstanding any other provision of this Agreement, to the extent that the assignment by Seller of any Assumed Contract to be assigned hereunder shall require the consent or approval of another party thereto, the consummation of the transactions contemplated by this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller shall obtain the written consent or approval to the assignment to the Purchaser of each such Assumed Contract with respect to which such consent is required for such assignment.


                                      ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date as if made on that date:

     SECTION 2.1 INCORPORATION AND GOOD STANDING. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     SECTION 2.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Purchaser, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement has been and each other agreement contemplated hereby will be prior to Closing duly executed and delivered by Purchaser and this Agreement constitutes and each agreement contemplated hereby will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

     SECTION 2.3 NO VIOLATION. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Purchaser or any agreement or other instrument under which Purchaser is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

     SECTION 2.4 CONSENTS AND REGULATORY COMPLIANCE. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Purchaser.

     SECTION 2.5 FINANCIAL INFORMATION. All financial information provided to Seller by Purchaser in connection with the transactions contemplated by this Agreement is true, correct and complete and fairly reflects the financial condition and results of operations of Purchaser as of the dates and for the periods indicated in all material respects.

     SECTION 2.6 FINDER'S FEE. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby in a manner that will result in liability on the part of Seller.


                                     ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date as if made on that date:

     SECTION 3.1 INCORPORATION AND GOOD STANDING. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Seller is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary.

     SECTION 3.2 CORPORATE RECORDS. The copies of the Articles of Incorporation and all amendments thereto and the Bylaws of Seller that have been delivered to Purchaser are true, correct and complete copies thereof. The records provided to Purchaser are the true and complete records of Seller with respect to the Business.

     SECTION 3.3 VOTE REQUIRED. The approval of this Agreement, and the transactions contemplated hereby, by the holders of at least two-thirds of the outstanding shares of Seller's common stock is the only vote of holders of any class or series of the capital stock of Seller required to approve this Agreement, the sale of the Assets and the other transactions contemplated hereby.

     SECTION 3.4 AUTHORIZATION AND VALIDITY. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller. This Agreement has been and each other agreement contemplated hereby will be prior to Closing duly executed and delivered by Seller and this Agreement constitutes and each other agreement contemplated hereby will constitute legal, valid and binding obligations of Seller, enforceable against each of them in accordance with their respective terms.

     SECTION 3.5    REPORTS AND FINANCIAL STATEMENTS.

     (a) Since December 31, 1996, the filings required to be made by Seller under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") have been filed with the Securities and Exchange Commission (the "SEC") as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and Seller has complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

     (b) Seller has made available to Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Seller with the SEC since December 31, 1996 (such documents as filed, and any and all amendments thereto, the "Seller SEC Reports").

     (c) The Seller SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and all forms, reports or other documents filed by Seller with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The audited consolidated financial statements and unaudited interim financial statements of Seller included in the Seller SEC Reports (collectively, the "Seller Financial Statements") have been prepared, and the audited consolidated financial statements and unaudited interim financial statements of Seller as included in all forms, reports or other documents filed with the SEC after the date hereof will be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-QSB) and fairly present in all material respects the financial position of Seller as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

     SECTION 3.6 FINANCIAL INFORMATION. All financial information provided to Purchaser by Seller in connection with the transactions contemplated by this Agreement, including the Seller Financial Statements and the Seller SEC Reports, is true, correct and complete and fairly reflects the financial condition and results of operations of Seller as of the dates and for the periods indicated in all material respects.

     SECTION 3.7    TITLE; LEASED ASSETS.

     (a) Seller owns the Assets (not including those Assets that are leased by Seller as of the date of this Agreement), free and clear of all liens, claims and encumbrances. Upon consummation of the transactions contemplated hereby and receipt of the required consents, Purchaser shall receive good, valid and marketable title to the Assets, and will be entitled to use all of the Assets that are currently leased to Seller, including the Real Estate, as lessee, free and clear of all liens, claims and encumbrances.

     (b) To the extent any of the Assets are leased or rented, such leases or rental agreements are in full force and effect, and no lessor or renter has declared any default thereunder and, to the knowledge of Seller, no circumstances exists which, upon notice or passage of time, would create an event of default or a default under any such agreement.

     SECTION 3.8 COMMITMENTS. Seller has not received notice of any plan or intention of any of its customers or suppliers to exercise any right to cancel or terminate any present arrangement or agreement with Seller as a result of the transactions contemplated by this Agreement, and Seller does not know of any fact that would justify the exercise of such right. Seller does not currently contemplate, nor have reason to believe any other person or entity currently contemplates, any amendment or change to any arrangement or agreement. None of the customers or suppliers of Seller has refused, or communicated that it will or may refuse to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, Seller as a result of the transactions contemplated by this Agreement.

     SECTION 3.9 INSURANCE. All the insurable properties of Seller are insured for their respective benefit under valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in Seller's industry. True, complete and correct copies of all such policies as they relate to the Assets have been made available to Purchaser prior to the date hereof. Seller will maintain such insurance until the Closing Date, at which time Seller shall provide written notice to Purchaser of the elimination of such insurance.

     SECTION 3.10 NO VIOLATION. Neither the execution and performance of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) materially conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Seller or any agreement or other instrument under which Seller is bound or to which any of the Assets are subject, or result in the creation of imposition of any lien, charge or encumbrance upon any of the Assets, or (b) materially violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller or the properties or assets of Seller or the Business.

     SECTION 3.11 TAXES. There is no material deficiency or delinquency for the payment of any tax, assessment or governmental charge asserted against Seller with respect to the Assets, the Real Estate or the Business, nor are there any unpaid assessments or taxes or governmental charges, or any deficiency or delinquency in the payment of any of the taxes, assessments or governmental charges of Seller that could be asserted by any taxing authority against Purchaser, nor is there any material violation by Seller of any federal, state, local or foreign tax law that could be asserted against Purchaser. Seller shall deliver to Purchaser a certificate of the Secretary of Seller evidencing the representations of this SECTION 3.11.

     SECTION 3.12 CONSENTS. Except with respect to the assignment of Seller's current lease for the Real Estate and the assignment of the Assumed Contracts, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller.

     SECTION 3.13 COMPLIANCE WITH LAWS; REGULATORY COMPLIANCE. There are no existing violations by Seller of any applicable federal, state or local law or regulation that could materially adversely affect the Assets, the Real Estate or the Business. Seller has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities, including the SEC, all necessary statements and reports, including the SEC Reports and the Proxy Statement (as defined below). Seller possesses all necessary licenses, franchises, permits and governmental authorizations to own the Assets and conduct the Business as now conducted.

     SECTION 3.14 FINDER'S FEES. Seller has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby in a manner that will result in liability on the part of Purchaser.

     SECTION 3.15 LITIGATION. Seller has not had any legal action or administrative proceeding or investigation instituted or, to the best knowledge of Seller, threatened against or affecting, or that could affect, any of the Assets, the Real Estate or the Business. Seller is not subject to any continuing court or administrative order, writ, injunction or decree applicable to Seller or to the Assets, the Real Estate or the Business. Seller knows of no basis for any such action, proceeding or investigation.

     SECTION 3.16 ACCURACY OF INFORMATION FURNISHED. All information furnished to Purchaser by Seller in this Agreement or in any exhibit, schedule or certificate related to this Agreement is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects.

     SECTION 3.17 CONDITION OF ASSETS AND EQUIPMENT. All of the Assets that are tangible property are in good condition and repair for their intended use in the ordinary course of business consistent with past practice and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

     SECTION 3.18 CUSTOMERS. Seller has provided Purchaser with a complete and accurate list of Seller's customers and suppliers relating to the Business, which is attached hereto as SCHEDULE 3.18.

     SECTION 3.19 PRICING. Seller has provided Purchaser with a complete and accurate list of Seller's standard prices and any applicable discounts by customer name, which is attached hereto as SCHEDULE 3.19.

     SECTION 3.20 PRODUCT WARRANTIES. There is no claim against or liability of Seller on account of product warranties or with respect to the manufacture, sale or rental of defective products, and, to the actual knowledge of Seller, there is no basis for any such claim on account of defective products heretofore manufactured, sold or rented.

     SECTION 3.21   BURDENSOME OBLIGATIONS.  To the best knowledge of Seller,
(i) Seller is not a party to or bound by any Assumed Contract which is so unusual or burdensome as in the foreseeable future could reasonably be expected to have a material adverse effect on the Assets, the Real Estate or the Business, and (ii) Seller is not in violation of any law, ordinance, statute, code, rule, regulation, order or decree of the United States, any state, any county, any city, or any other political subdivision in which Seller operates pertaining to occupational safety, except for violations which could not reasonably be expected to have a material adverse effect on the Assets, the Real Estate or the Business.

     SECTION 3.22   YEAR 2000.     All of Seller's proprietary software
included in the Assets is in full compliance with the Year 2000 transition requirements and will be unaffected by the millennium date change.

     SECTION 3.23   INTELLECTUAL PROPERTY RIGHTS.

     (a) Seller owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, copyrights, and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the Business, including all current patents, patent applications, registered and material unregistered copyrights, maskworks, and any applications therefor owned or licensed by the Seller (the "Intellectual Property Rights") free and clear of all liens, claims and encumbrances.

     (b) Seller has disclosed the Intellectual Property Rights to the extent necessary for Purchaser to practice and utilize such rights in its Business.

     (c) Purchaser's use of the Intellectual Property Rights will not infringe upon the rights of any third party.

     (d) Seller has not taken any action to encourage adoption by any uniform standards board of any technology upon which Seller's Intellectual Property Rights are based or with respect to any third party intellectual property which is incorporated in, or form a part of Seller's use of the Intellectual Property Rights.

     (e) To Seller's best knowledge, there has been no breach with respect to any license or right relating to any of the Intellectual Property Rights.


                                      ARTICLE IV
                                PURCHASER'S COVENANTS

     SECTION 4.1 CONSUMMATION OF AGREEMENT. Purchaser agrees that on or prior to the Closing, Purchaser agrees to use its best efforts to (i) cause the Board of Directors of Purchaser to authorize all necessary corporate action; and (ii) cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions.

     SECTION 4.2 RETENTION OF RECORDS. Purchaser shall retain all documents, books and records of Seller which Purchaser receives from Seller for a period of six (6) years following the Closing Date. Seller shall be provided an opportunity to retain photostatic copies of those books, records, corporate documents or documents relating to certain information described in the Licensing Agreement that Seller deems necessary and that will not result in the breach of any confidentiality agreement between the parties. After the Closing, Seller and its representatives shall have reasonable access to all such books, records and documents during normal business hours.

     SECTION 4.3 EMPLOYEES. (a) Promptly follow the Closing Date and subject to the conditions imposed in SECTION 1.6 hereto, Purchaser shall offer employment to the Employees who are listed in SCHEDULE 1.6, on terms and conditions not substantially less favorable than those applicable to their employment by Seller prior to the Closing Date. Purchaser shall grant to each such Employee the right to use vacation and sick leave pay accrued by each such Employee as a result of service to Seller as of the Closing Date. Effective on the Closing Date, Purchaser shall assume all payroll obligations with respect to the Employees for all pay periods that (i) commenced prior to the Closing Date and (ii) will expire after the Closing Date. The provisions of this SECTION 4.3 shall inure solely to the benefit of Seller, and no third party (including, without limitation, any Employee) shall be permitted to rely hereon as a third party beneficiary or otherwise.


                                      ARTICLE V
                                  SELLER'S COVENANTS

     Seller agrees that on or prior to the Closing:

     SECTION 5.1 DELIVERY OF ASSETS. At the Closing, Seller shall deliver to Purchaser a Bill of Sale, or other appropriate documents, conveying title to the Assets as set forth in SCHEDULE 1.1, free and clear of all liens, security interests, charges and encumbrances.

     SECTION 5.2 BUSINESS OPERATIONS. Seller shall operate the Business (including the remediation of Seller's debts, but not including the remediation of those debts identified in SCHEDULE 5.2 attached hereto) only in the ordinary course, will not introduce any new method of management or operation and Seller shall use its best efforts to preserve the Business intact, to retain its present customers and suppliers so that it will be available to Purchaser after the Closing and to cause consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions. Seller shall not take any action that might reasonably be expected to impair the Assets, the Real Estate or the Businesses without the prior written consent of Purchaser or take or fail to take any action that would cause or permit the representations made in ARTICLE III hereof to be inaccurate at the time of Closing or preclude Seller from making such representations and warranties at the Closing.

     SECTION 5.3 ACCESS. In addition to the examinations and inspections called for by SECTION 6.9, Seller shall permit Purchaser and its authorized representatives full access to, and make available for inspection, all of the Assets, the Real Estate and the Business, including Seller's employees, customers and suppliers, and furnish Purchaser all documents, records and information with respect to the affairs of Seller as Purchaser and its representatives may reasonably request, all for the sole purpose of permitting Purchaser to become familiar with the Assets, the Real Estate and the Business.

     SECTION 5.4    SHAREHOLDER APPROVAL; PROXY MATERIALS.

     (a) Seller will, as soon as practicable following the execution of this Agreement, prepare and file a definitive proxy statement on Schedule 14A (the "Proxy Statement") with the SEC. Seller will use all commercially reasonable efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to Seller's shareholders at the earliest practicable date.

     (b) Seller will, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of shareholders for the purpose of approving this Agreement and the transactions contemplated hereby.

     SECTION 5.5 MATERIAL CHANGE. Prior to the Closing, Seller shall promptly inform Purchaser in writing of any material adverse change in the condition of the Assets, the Real Estate or the Business or any event that renders the representations and warranties made in ARTICLE III to be inaccurate, to the extent such change or event is known to Seller or should reasonably be known to Seller in the ordinary course of its operation of the Assets or the Business. Any such disclosure shall not be deemed a waiver by Purchaser of any representation or warranty of Seller contained in this Agreement.

     SECTION 5.6 APPROVALS OF THIRD PARTIES. As soon as practicable after the execution of this Agreement, but in any event prior to the Closing Date, Seller will secure all necessary approvals, assignments, releases and consents of all third parties and governmental authorities required on the part of Seller for the consummation of and contemplated by this Agreement, including, without limitation, the assignment of the Assumed Contracts and the Lease.

     SECTION 5.7 HIRING EMPLOYEES. Seller will cooperate with all reasonable requests made by Purchaser for the purpose of allowing Purchaser to hire the Employees.

     SECTION 5.8 EMPLOYEE COMPENSATION. Except with Purchaser's prior written consent, no increase will be made in the compensation or rate of compensation payable or to become payable to the Employees, and no bonus, profit sharing, retirement, insurance, death, fringe benefit or other extraordinary or indirect compensation shall accrue, be set aside or be paid to, for or on behalf of any of such Employees other than as required by presently existing pension, profit sharing, bonus and similar benefit plans as presently constituted, and no agreement or plan other than those now in effect shall be adopted or committed for.

     SECTION 5.9 CONTRACTS. Except with Purchaser's prior written consent, Seller shall not waive any material right or cancel any of the Assumed Contracts, debt or claim relating to the Assets, the Real Estate or the Business, nor will Seller, except in the ordinary course of business, assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale relating to the Assets, the Real Estate or the Business.

     SECTION 5.10 MORTGAGES, LIENS. Except with Purchaser's prior written consent, Seller will not enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any lien, encumbrance or claim of any kind to attach to the Assets, the Real Estate or the Business, whether now owned or hereafter acquired, except for transactions in the usual and ordinary course of business.

     SECTION 5.11 CHANGES IN INVENTORY. Seller will not alter the physical contents or character of any of its inventory so as to affect the nature of the Business or result in a change in the total dollar valuation thereof other than normal year-end adjustments in accordance with generally accepted accounting principles and other than as a result of transactions in the ordinary course of business.

     SECTION 5.12 NO DISCLOSURE OR NEGOTIATION WITH OTHERS. Seller will prevent the disclosure of any of the terms or conditions of this Agreement to any other person, other than to its employees, legal counsel and accountants, as otherwise required by law or court order, or as otherwise set forth in the Proxy Statement. Additionally, Seller shall not, directly or indirectly, through representatives or otherwise, solicit, entertain, or negotiate with respect to, or in any manner encourage, discuss or consider any offer or proposal to sell the Business, in whole or in part, to any person or entity other than Purchaser or its affiliates, whether directly or indirectly, through purchase, merger, consolidation or otherwise and neither Seller nor any representative of Seller shall provide information relating to the Business to any other person or entity in connection with a possible transaction involving the Business. The foregoing restrictions shall continue only until the Closing. Seller agrees to immediately notify Purchaser in the event of any known contact among Seller or Seller's representative and any other person or entity regarding any such offer or proposal or any related inquiry.

     SECTION 5.13 NONCOMPETITION AGREEMENT. Seller shall enter into a noncompetition agreement with Purchaser whereby Seller agrees not to compete with Purchaser in any respect in connection with the Business. The term of such noncompetition agreement shall be three (3) years beginning on the Closing Date and shall be in effect in, and cover all of, the domestic United States.

     SECTION 5.14 INFORMATION FOR TAX RETURNS. Seller shall cooperate with Purchaser after the Closing Date by providing Purchaser, without any additional consideration but at the expense of Purchaser, promptly upon request, such records and other information regarding the Assets, the Real Estate and/or the Business as may reasonably be requested from time to time by Purchaser in connection with the preparation or audit of its federal, state and local income and other tax returns, and audits, disputes, refund claims or litigation relating thereto. In connection therewith, Seller will afford Purchaser's tax advisors, and such other persons as may be mutually agreed upon, access to books and records relating to the Assets, the Real Estate and the Business; PROVIDED, HOWEVER, that Purchaser shall cause its tax advisors and such other persons to hold in strict confidence all such information (except as required to be disclosed in connection with such tax returns and audits, disputes, refund claims and litigation relating thereto).
 Seller and Purchaser shall agree to appropriate allocations of the Purchase Price and shall attach a Form 8594 which they will file with their respective tax returns.

                                      ARTICLE VI
                           PURCHASER'S CONDITIONS PRECEDENT

     Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

     SECTION 6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein shall be true and correct as of the Closing, and Purchaser shall not have discovered any error, misstatement or omission therein.

     SECTION 6.2 COVENANTS. Seller shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

     SECTION 6.3 OPINION. Counsel to Seller shall have delivered to Purchaser its opinion, dated as of the Closing Date, in the form and substance of EXHIBIT 6.3 hereto.

     SECTION 6.4 OFFICER'S CERTIFICATE. Seller shall have delivered to Purchaser a certificate duly executed by Seller's President certifying as to the statements contained in SECTION 6.1 and SECTION 6.2 to this Agreement.

     SECTION 6.5 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency or third party shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or which would materially affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

     SECTION 6.6 PROXY STATEMENT AND SHAREHOLDER APPROVAL. (a) The Proxy Statement shall have been filed with the SEC and approved by the SEC as of or prior to the Closing Date.

     (b) Seller's shareholders shall have approved this Agreement and the transactions contemplated by the Proxy Statement.

     SECTION 6.7 NO MATERIAL ADVERSE CHANGE. No material, adverse change in the Assets, the Real Estate or the Business shall have occurred after the date hereof and prior to the Closing.

     SECTION 6.8 DUE DILIGENCE. Purchaser, acting through its own advisers, agents, consultants, personnel, counsel, accountants or other representatives designated by Purchaser, shall have been afforded full and complete opportunity to inspect and/or examine the Assets, the Real Estate, the Business and the books and records, titles and leases to properties, loans and other agreements, any pending or threatened litigation, and other matters pertaining to the legal structure, regulatory compliance, assets and obligations of Seller. The conclusion of any such inspection and/or examination shall be satisfactory, in the opinion of Purchaser and its advisors.

     SECTION 6.9 EMPLOYEE AGREEMENTS AND THE CONSULTING AGREEMENT. Seller shall have delivered to Purchaser the executed Employee Agreements and the executed Consulting Agreement within seven (7) days of the date of this Agreement, it being agreed by the parties hereto that each Employee Agreement and the Consulting Agreement shall not become effective, according to their respective terms, unless the transactions contemplated by this Agreement are consummated at Closing.

     SECTION 6.10 TAX CERTIFICATE. Seller shall have delivered to Purchaser a Certificate of No Tax Due contemplated by SECTION 3.11 hereto.

     SECTION 6.11 INSTRUMENTS OF TRANSFER. Seller shall have delivered to Purchaser each of those documents enumerated in SECTION 1.8 of this Agreement.


                                     ARTICLE VII
                            SELLER'S CONDITIONS PRECEDENT

     Except as may be waived in writing by Seller, the obligations of Seller hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

     SECTION 7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall be true and correct as of the Closing, subject to any changes contemplated by this Agreement, and Seller shall not have discovered any error, misstatement or omission therein.

     SECTION 7.2 COVENANTS. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing.

     SECTION 7.3 SHAREHOLDER APPROVAL. Seller's shareholders shall have approved this Agreement and the transaction contemplated hereby.

     SECTION 7.4 EMPLOYEE AGREEMENTS AND THE CONSULTING AGREEMENT. Purchaser shall have delivered to Seller the executed Employee Agreements and the executed Consulting Agreement within seven (7) days of the date of this Agreement, it being agreed by the parties hereto that each Employee Agreement and the Consulting Agreement shall not become effective, according to their respective terms, unless the transactions contemplated by this Agreement are consummated at Closing.

     SECTION 7.5 OPINION. Counsel to Purchaser shall have delivered to Seller its opinion, dated as of the Closing Date, in the form and substance of EXHIBIT 7.5 hereto.

     SECTION 7.6 OFFICER'S CERTIFICATE. Purchaser shall have delivered to Seller a certificate duly executed by Purchaser's President certifying as to the statements contained in SECTION 7.1 and SECTION 7.2 of this Agreement.

     SECTION 7.7 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency or third party shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or which would materially affect the ability of Seller to consummate the transactions contemplated by this Agreement.

     SECTION 7.8 INSTRUMENTS OF TRANSFER. Purchaser shall have delivered to Seller each of those items enumerated in SECTION 1.9 of this Agreement.


                                     ARTICLE VIII
                                   INDEMNIFICATION

     SECTION 8.1 SELLER'S INDEMNITY. Subject to the terms and conditions of this ARTICLE VIII, Seller agrees to indemnify, defend and hold Purchaser and its officers, directors, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liability, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by Purchaser by reason of or resulting from any of the following:

     (a) A breach by Seller of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto;

     (b) Any product liability or breach of warranty claims relating to products sold by Seller, and all general liability claims arising out of or relating to occurrences of any nature relating to the Assets, the Real Estate or the Business prior to the Closing, whether any such claims are asserted prior to or after the Closing;

     (c) Any obligation or liability with respect to the Employees arising out of or relating to occurrences of any nature prior to the Closing, whether any such claims are asserted prior to or after the Closing; or

     (d) Any tax filing or return or payment made, or position taken, by Seller which any governmental authority challenges and which results in an assertion of Damages against Purchaser.

     SECTION 8.2 PURCHASER'S INDEMNITY. Subject to the terms and conditions of this ARTICLE VIII, Purchaser agrees to indemnify, defend and hold Seller and its officers, directors, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by Seller by reason of or resulting from any of the following:

     (a) A breach by Purchaser of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto;

     (b) Any product liability or breach of warranty claims relating to products sold by Purchaser, and all general liability claims arising out of or relating to occurrences of any nature relating to the Assets, the Real Estate or the Business after the Closing;

     (c) Any obligation or liability with respect to the Employees arising out of or relating to occurrences of any nature after the Closing;

     (d) Any tax filing or return or payment made, or position taken, by Purchaser, after Closing, which any governmental authority challenges and which results in an assertion of Damages against Seller; or

     (e) The failure of Purchaser to pay, perform and discharge any of the Assumed Obligations.

     SECTION 8.3 CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of Seller and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under SECTIONS 8.1 and 8.2, respectively, hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

     (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; PROVIDED, HOWEVER, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense.

     (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

     (c) Anything in this SECTION 8.3 to the contrary notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

     (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

     SECTION 8.4 INDEMNIFICATION LIMITATION. To the extent that a party seeks indemnification for Damages under this ARTICLE VIII following the Closing, the indemnified party's remedy will at all times be limited to the amount of the Purchase Price. The indemnification provided for in this
ARTICLE VIII will not apply unless and until the aggregate amount of the Damages for which the indemnified party seeks indemnifications exceeds $25,000 in the aggregate, in which event the indemnification provided for will include all Damages up to the Purchase Price. The parties seeking indemnification pursuant to this ARTICLE VIII shall only be entitled to be reimbursed for the actual indemnified expenditures or Damages incurred by them for the above described losses.

     SECTION 8.5    REMEDIES NOT EXCLUSIVE.  The remedies provided in this
ARTICLE VIII shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.


                                      ARTICLE IX
                                     TERMINATION

     SECTION 9.1 TERMINATION BY PURCHASER. Purchaser may terminate this Agreement by written notice to Seller prior to Closing if any of the conditions precedent to its obligation to close stated in ARTICLE VI have not been fulfilled prior to the Closing Date, or if in Purchaser's reasonable opinion Seller has materially failed to comply with any term or condition of this Agreement, or Seller or any of Seller's officers or other representatives has provided Purchaser with materially inaccurate information or has failed to disclose fully to Purchaser any materially unfavorable information about the Business or the Assets, or there has been a materially adverse change in the Assets, the Real Estate or the Business or in the ability of Seller to carry out any obligation under this Agreement; or for any reason other than a default by Purchaser if the Closing has not occurred on or before January 2, 1999.

     SECTION 9.2 TERMINATION BY SELLER. Seller may terminate this Agreement by written notice to Purchaser prior to Closing if any of the conditions precedent to its obligations to close stated in ARTICLE VII have not been fulfilled prior to the Closing Date, or if in Seller's reasonable opinion Purchaser has materially failed to comply with any term or condition of this Agreement, or Purchaser or any of Purchaser's officers or other representatives has provided Seller with materially inaccurate information; or for any reason other than a default by Seller or the failure of Seller to secure the necessary shareholder vote to approve the transactions contemplated herein, if the Closing has not occurred on or before January 2, 1999.


                                      ARTICLE X
                                    MISCELLANEOUS

     SECTION 10.1 AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

     SECTION 10.2 ASSIGNMENT AND DENIAL OF THIRD PARTY RIGHTS. Except as otherwise provided in this SECTION 10.2, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned or delegated by any party without the written consent of the other parties. Any attempted assignment or delegation of such rights in violation of this
SECTION 10.2 will be null and void and of no force and effect. Nothing contained herein, express or implied, is intended to confer upon any person or entity (including minority shareholders or stockholders of the parties hereto) other than the parties indemnified under ARTICLE VIII and parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

     SECTION 10.3 NOTICE. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

     If to Seller:            OZO Diversified Automation, Inc.
                              7450 E. Jewell Avenue, Suite A
                              Denver, Colorado 80231
                              Attn:  David J. Wolenski
                              Telephone: 303-368-0401
                              Facsimile: 303-368-4865

     with a copy to:          Norton Lidstone, LLC
                              5445 DTC Parkway, Suite 850
                              Englewood, Colorado 80111
                              Attn: Herrick K. Lidstone, Jr.
                              Telephone: 303-221-5552
                              Facsimile: 303-221-5553

     If to Purchaser:         JOT Automation, Inc.
                              8101 Royal Ridge Parkway
                              Irving, Texas 75063
                              Attn:  Mika Kettula
                              Telephone: 972-915-3944
                              Facsimile: 972-915-6910

     with a copy to:          Jenkens & Gilchrist, A Professional Corporation
                              1445 Ross Avenue, Suite 3200
                              Dallas, Texas 75202
                              Attn:  Ronald J. Frappier, Esq.
                              Telephone: 214-855-4743
                              Facsimile: 214-855-4300

Any party may change its address for notice by written notice given to the other parties.

     SECTION 10.4 CONFIDENTIALITY. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures after the Closing as it reasonably considers are required by law or the Licensing Agreement, but each party will notify the other party in advance of any such disclosure. In the event that the transactions contemplated by this Agreement are not consummated for any reason, the parties agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to: customer lists and files, prices and costs, business and financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation. Should the transactions contemplated hereby not be consummated, nothing contained in this SECTION 10.4 shall be construed to prohibit the parties from operating a business in competition with each other, provided that such party does not use the confidential information of the other party to operate such business. After the Closing Date, neither party hereto shall use in any way or disclose any of such confidential information, directly or indirectly, except as required by law or court order. After the Closing, all files, records, documents, information, data and similar items relating to the Business shall remain the exclusive property of Purchaser. The provisions of this SECTION
10.4 shall supplement, and shall not supersede, any existing confidentiality agreement between the parties, including, but not limited to, that certain Confidentiality Agreement, dated April 30, 1998, between Purchaser and Seller.

     SECTION 10.5 ENTIRE AGREEMENT. Except as set forth in SECTION 10.4 above, this Agreement and the schedules hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this SECTION 10.5.

     SECTION 10.6 COSTS, EXPENSES AND LEGAL FEES. Whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including attorneys fees) of preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby.

     SECTION 10.7 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 10.8 SPECIFIC PERFORMANCE. Seller acknowledges that a refusal by Seller to consummate the transactions contemplated hereby, or a breach by Seller of the provisions of this Agreement, will cause irrevocable harm to Purchaser, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Purchaser shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

     SECTION 10.9 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation by any party, the representations, warranties, covenants and other agreements contained herein shall survive the Closing for a period (such period being referred to as the "Survival Period") ending on the expiration of twenty-four (24) calendar months following the month in which the Closing shall occur, and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Seller or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by Seller or Purchaser, as the case may be, and shall survive the Closing and any investigation made by any party or on its behalf for a period expiring upon completion of the Survival Period; PROVIDED, HOWEVER, that all such representations and warranties shall survive indefinitely for all claims which are asserted on or before the expiration of the Survival Period.

     SECTION 10.10 GOVERNING LAW. This Agreement and the rights and obligations of the parties shall be governed, construed and enforced in accordance with the laws of the State of Texas.

     SECTION 10.11 CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     SECTION 10.12 COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear(s) thereon.

     SECTION 10.13 TAXES. Seller and Purchaser shall be equally liable for all sales, use, transfer or other taxes resulting from the transactions contemplated hereby.

     SECTION 10.14 PUBLIC ANNOUNCEMENTS. Seller and Purchaser shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect thereto prior to consultation with the other party, except that each party may respond to questions from shareholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

     SECTION 10.15 ARBITRATION. The parties will submit any and all disputed issues to final and binding arbitration. A disputed issue means any disagreement in regard to any of the terms and conditions of this Agreement. Any such dispute will not be subject to appeal to any court except to permit a party to seek court enforcement of any arbitration award rendered hereunder. If the parties agree to the appointment of a single arbitrator, then the single arbitrator will determine and decide any dispute arising hereunder. If the parties cannot agree to the selection of a single arbitrator, then each party will designate an attorney to serve as an arbitrator, and the selected attorneys will select a third arbitrator. The arbitrator(s) will establish rules for the conduct of the arbitration consistent with the rules of the American Arbitration Association. The arbitrator(s) will be impartial and will have no prior or present relationship with any of the parties. The arbitrator(s) will be empowered to hear, conclusively determine and resolve all claims and disputes between the parties. The costs of the arbitration shall be shared equally by the parties, provided that the fees, costs, and expenses of the prevailing party (as reasonably determined by the arbitrator(s)), including arbitrators' and reasonable attorney fees incurred in connection with any such arbitration, shall be paid by the losing party in the event the arbitrator(s) determine the proceeding was brought or defended in bad faith by the losing party. The costs and expenses of the prevailing party in collecting any such award shall be paid by the non-prevailing party.

     In such arbitration proceedings, each of the parties shall submit to the arbitrator(s) in writing their respective positions with respect to the dispute for which arbitration proceedings have been commenced, together with such supporting documentation as such party deems necessary or as such arbitrator(s) request. Such arbitrator(s) shall, as soon as practicable after receiving the written positions of both parties and all subsequent supporting documentation requested by such arbitrator(s), and after having heard such testimony as they may deem appropriate, render their decisions as to such dispute, which decision shall be in writing and final and binding on, and nonappealable by (except as provided by law), the parties. The arbitrator(s) shall issue any injunctive or similar order they deem appropriate. Arbitration proceedings shall be held within seventy-five (75) miles of Denver, Colorado.

     The arbitrator(s) shall be bound by the laws of the United States of America, and shall be bound by the obligation to retain confidential information in confidence in perpetuity, and not to disclose any confidential information of either Purchaser or Seller.

     With respect to any other provision in this Agreement to the contrary notwithstanding, including the arbitration clause set forth in this SECTION 10.15, courts shall retain their injunctive powers, and either party's resort to injunctive relief or arbitration shall not be deemed as an election not to proceed with any other remedy.

     Further:

     (i) The arbitrator(s) shall expedite the proceedings to reach a final decision within 90 days of the demand;

     (ii) The arbitrator(s) shall be bound in their deliberations and their decision by the terms of the Agreement and applicable law;

     (iii) The arbitrator(s) must permit the parties to make reasonable discovery on an expedited basis; and

     (iv) The arbitrator(s) must render a reasoned decision, identifying their conclusions of fact and law.

     IN WITNESS WHEREOF, the undersigned parties have hereunto duly executed this Agreement as of the date first written above.

                                       PURCHASER:

                                       JOT AUTOMATION, INC.


                                       By:  /s/ Mika Kettula
                                            -------------------------
                                       Its: President
                                            -------------------------



                                       SELLER:

                                       OZO DIVERSIFIED AUTOMATION, INC.


                                       By:  /s/ David J. Wolenski
                                            -------------------------
                                       Its: President and CEO
                                            -------------------------